SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement          [ ] Confidential, for Use of the
[ ] Definitive Proxy  Statement              Commission  Only (as  permitted
[ ] Definitive  Additional Materials         by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant
    to Rule 14a-11(c) or Rule 14a-12

                          Leisureplanet Holdings, Ltd.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

          ----------------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

         (3)      Filing Party:

          ----------------------------------------------------------------------

         (4)      Date Filed:

          ----------------------------------------------------------------------

                          LEISUREPLANET HOLDINGS, LTD.
                         CLARENDON HOUSE, CHURCH STREET
                             HAMILTON HM II, BERMUDA

                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 1, 2000

                  NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Meeting") of Leisureplanet Holdings., Ltd. (the "Company") will be held at the offices of Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, Ninth Floor, New York, New York on Monday, May 1, 2000, at 2:00 p.m., Eastern Daylight Savings Time, to consider and act upon the following matters:

         1. The election of five directors of the Company to serve as the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified;

         2. A proposal to increase the number of authorized shares of common stock, par value $.01 per share, of the Company (the "Common Stock") from 23,000,000 to 50,000,000;

         3. A proposal to ratify the action of the Board of Directors in appointing PricewaterhouseCoopers Inc as the Company's independent public accountants for the fiscal year ending June 30, 2000;

         4. The transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

                  Information regarding the matters to be acted upon at the Meeting is contained in the accompanying Proxy Statement.

                  The close of business on March 31, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, Ninth Floor, New York, New York 10174.

                                 By Order of the Board of Directors,

                                 Dawna Ferguson,
                                    Secretary
Hamilton, Bermuda
April 1, 2000

--------------------------------------------------------------------------------
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EACH STOCKHOLDER IS URGED TO SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. AN ENVELOPE ADDRESSED TO THE COMPANY'S TRANSFER AGENT IS ENCLOSED FOR THAT PURPOSE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                           LEISUREPLANET HOLDINGS, LTD
                         CLARENDON HOUSE, CHURCH STREET
                             HAMILTON HM II, BERMUDA


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 1, 2000


                  This Proxy Statement is furnished to the holders of our common stock, par value $.01 per share, and to the holders of our Class B common stock, par value $.01 per share in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Monday, May 1, 2000, at 2:00 p.m., Eastern Daylight Savings Time, at the offices of Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, Ninth Floor, New York, New York, and at any adjournment or postponement of such meeting. The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate mailing date of this Proxy Statement is April 2, 2000.

                  The close of business on March 31, 2000 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of such meeting. As of the record date, there were [8,359,332] shares of our common stock outstanding and [901,025] shares of our Class B common stock outstanding, which are the only classes of our voting securities issued and outstanding. Each share of our common stock outstanding on the record date will be entitled to one vote on all matters to come before the Annual Meeting. Each share of our Class B common stock outstanding on the record date will be entitled to five votes on all matters to come before the annual Meeting. Cumulative voting is not permitted. A majority of our total issued voting shares, represented in person or by proxy, is required to constitute a quorum for the transaction of business at the Annual Meeting. Proxies submitted which contain abstentions or broker nonvotes will be deemed present at the Annual Meeting in determining the presence of a quorum.

                  The affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting will be required to elect each director (Proposal 1), to approve the increase of the number of authorized shares of our common stock from 23,000,000 to 50,000,000 (Proposal 2), and to ratify the appointment of PricewaterhouseCoopers Inc as our independent public accountants for our fiscal year ending June 30, 2000 (Proposal 3). Abstentions, broker non-votes and votes not otherwise cast at the Annual Meeting will not be counted for the purpose of determining the outcome of the vote on Proposals 1, 2 and 3. Our Board of Directors has unanimously recommended a vote in favor of each nominee named in the Proxy and FOR Proposals 2 and 3.

                  Unless otherwise specified, all proxies received will be voted for the election of all nominees named herein to serve as directors and in favor of each of the other proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and described below. A proxy may be revoked at any time before its exercise by delivering written notice of revocation to our Secretary, by executing a proxy bearing a later date or by attendance at the Annual Meeting and electing to vote in person. Attendance at the Annual Meeting without voting in person will not constitute revocation of a proxy.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 13, 2000, certain information as to the beneficial ownership of the our common stock by:

                  o each person known by us to own more than five percent (5%) of our outstanding shares;

                  o each of our directors;

                  o each of our executive officers named in the Summary Compensation Table under "Executive Compensation"; and

                  o all of our directors and executive officers as a group.

                                       Amount and Nature of Beneficial
                                       -------------------------------
                                                Ownership (1)
                                                -------------

                                                                                   Percentage      Percentage of
         Name and Address of                               Class B                      of            Voting
         Beneficial Shareholder         Common Stock        Common                  Ownership          Power
         ----------------------         ------------       Stock (2)                 (1)(3)           (1)(3)
                                                           ---------                 ------           ------
         Michael Levy..............        63,333(4)        736,589(5)                8.58%            28.98%
         9511 West River Street
         Shiller Park, IL 60176

         Clive Kabatznik...........       519,999(6)        190,000                   7.26%            10.98%
         6100 Glades Road
         Suite 305 Boca Raton, FL 33434

         Cornelius J. Roodt........       188,333(7)           0                      2.0%              1.4%
         P.O. Box 4001
         Kempton Park
         South Africa

         BT Global Credit Limited .     1,263,157(8)           0                     12.00%             8.94%
         c/o Bankers Trust
         Luxembourg S.A.
         P.O. Box 807
         14 Boulevard F.D. Roosevelt
         L-2540 Luxembourg
         Luxembourg

         American Stock Transfer          354,334(9)        166,452(9)                5.62%             9.22%
          & Trust Company
         6201 15th Avenue
         Brooklyn, New York 11219

         All executive officers and
         directors as a group (5          796,332(10)        926,589                 17.13%            39.74%
         persons)


(1) Beneficial ownership is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Shares subject to stock options, for purposes of this table, are considered beneficially owned only to the extent currently exercisable or exercisable within 60 days after March 13, 2000.

(2) Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares of Class B common stock indicated below.

(3) For the purposes of this calculation, our common stock and our Class B common stock are treated as a single class of common stock. Our Class B common stock is entitled to five votes per share, whereas our common stock is entitled to one vote per share.

(4) Includes 63,333 shares of our common stock issuable upon exercise of options that are immediately exercisable.

(5) Includes (i) 570,137 shares of our Class B common stock and (ii) 166,452 shares of our Class B common stock issued to the American Stock Transfer & Trust Company pursuant to the terms of an escrow agreement, which shares correspond to a like number of shares of First South African Holdings (Pty.) Ltd. Class B stock. American Stock Transfer & Trust Company has granted to Mr. Levy a proxy to vote each of such shares of our Class B common stock.

(6) Includes 519,999 shares of our common stock issuable upon exercise of options that are immediately exercisable.

(7) Includes 188,333 shares of our common stock issuable upon exercise of options that are immediately exercisable.

(8) Includes 1,263,157 shares of our common stock issuable upon conversion of certain Increasing Rate Senior Subordinated Convertible Debentures

(9) Based solely upon information contained in a Schedule 13G, Amendment No. 1, dated 12/31/99 filed with the Securities and Exchange Commission. All shares are held as escrow agent pursuant to various escrow agreements. American Stock Transfer & Trust Company holds a proxy to vote the shares of common stock.
         Michael Levy holds a proxy to vote the shares of Class B Common Stock.

(10) Represents 796,332 shares issuable upon exercise of options that are immediately exercisable.

                  ---------------------------------------------

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS
                  ---------------------------------------------

                  At the Annual Meeting, our stockholders will elect five directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. Unless otherwise directed, all proxies will be voted in favor of the election of Messrs. Levy, Kabatznik, Roodt, Matty and ________ to serve as directors. Four of the five nominees currently serve on our Board of Directors and their terms expire at the Annual Meeting. The term of George Garrick as a member of our Board of Directors also expires at the Annual Meeting. He has informed us that he does not wish to stand for re-election to our Board of Directors.

                  Each nominee has advised us of his willingness to serve as a director and we have no reason to expect that any of the nominees will be unable to stand for election at the date of the Annual Meeting. In the event that a vacancy among the original nominees occurs prior to the Annual Meeting, the proxies will be voted for a substitute nominee or nominees, if any are named by our Board of Directors, and for the remaining nominees.

                  Pursuant to an Underwriting Agreement, dated January 24, 1996, by and among us, FSA Stock Trust and D.H. Blair Investment Banking Corp. and executed with respect to certain provisions thereof by Messrs. Clive Kabatznik and Michael Levy, we are required to nominate a designee of D.H. Blair, the underwriter of our IPO, to our Board of Directors for a period of five years from the date of the completion of our IPO. D.H. Blair has not yet selected such a designee.

INFORMATION ABOUT NOMINEES

                  The following table sets forth information regarding the nominees:


           NAME                AGE         DIRECTOR SINCE               POSITIONS WITH THE COMPANY
           ----                ---         --------------               --------------------------
Michael Levy                    54              1995           Chairman of the Board of Directors

Clive Kabatznik                 43              1995           Vice Chairman of the Board of Directors,
                                                               Chief Executive Officer, President, Chief
                                                               Financial Officer and Director

Cornelius J. Roodt              41              1996           Director

Chris Matty                     32              2000           Director

______________________          __               ---           Nominee for Director



                  All directors hold office until their respective successors are elected, or until death, resignation or removal. Officers hold office until the meeting of the Board of Directors following each Annual Meeting of Stockholders and until their successors have been chosen and qualified.

                  MICHAEL LEVY is our co-founder and has served as Chairman of our Board of Directors since inception. Since 1987, Mr. Levy has been the Chief Executive Officer and Chairman of the Board of Arpac L.P., a Chicago-based manufacturer of plastic packaging machinery.

                  CLIVE KABATZNIK is our co-founder and has served as a director and our President since inception and as our Vice Chairman, Chief Executive Officer and Chief Financial Officer since October 1995.

                  CORNELIUS J. ROODT was appointed Managing Director and Chief Financial Officer of one of our subsidiaries, First South African Holdings (Pty.) Ltd., in July 1996. Mr. Roodt is responsible for overseeing all of the South African operations of First South African Holdings (Pty.) Ltd. From February 1994 to June 1996, Mr. Roodt was a senior partner at Price Waterhouse Corporate Finance, South Africa. From January 1991 to June 1994, he was an audit partner at Price Waterhouse, South Africa.

                  CHRIS MATTY has been Vice President of Strategic Development for InfoSpace.com, Inc., an aggregator of content on the Internet, since February 1997. Prior to that time, Mr. Matty was a consultant for Wiredweb, an Internet service provider, from December 1996 to February 1997. In May 1996, Mr. Matty founded Environmental Products, a recycling company, and was responsible for finance and marketing of that company until December 1996. From June 1994 to May 1996, Mr. Matty was a Program Manager at Clarion Communications, a telecommunications company, where he was responsible for international business development.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

                  CLIVE KABATZNIK is our co-founder and has served as a director and our President since inception and as our Vice Chairman, Chief Executive Officer and Chief Financial Officer since October 1995.

                  DAWNA FERGUSON, age [48], has been our Secretary since November 1998 and is an employee of Codan Services Limited and has been employed by that company as a Corporate Manager since November 1998. Prior to such time, from 1993 to 1998, Ms. Ferguson was General Manager of the Bermuda law firm Mello, Hollis, Jones & Martin.

                  CORNELIUS J. ROODT is the Managing Director and Chief Financial Officer of one of our subsidiaries, First South African Holdings (Pty.) Ltd. Please refer to "Information About Nominees" for more information regarding Mr. Roodt.

                  MARK J. KORB, age 32, has been the Group Finance Director of First SA Lifestyle Holdings Limited since April 1997. Prior to such time, from August 1993 to March 1997, Mr. Korb was an employee of PricewaterhouseCoopers Inc, as a Senior Audit Manager from July 1994 to March 1997 and a Manager from August 1993 to June 1994.

                  PIERRE KLEINHANS, age 38, is the founder of LPI Limited, our online travel services subsidiary, a business we acquired in February 1999. Mr. Kleinhans has served in various capacities with the business, including Chief Executive Officer since December 1997, Head of Business Development from January 1997 to December 1997, head of Corporate Strategy from March 1996 to December 1996 and Chief Executive Officer from January 1992 to March 1996.

                  BART GOEDSEELS, age [31], has been the Chief Operating Officer of LPI Limited, our online travel services subsidiary, since December 1997. Mr. Goedseels has also served as Director of Hotel Sales and Marketing from January 1997 to December 1997 and Head of International Hotel Recruitment from 1993 to January 1997.

BOARD MEETINGS AND COMMITTEES

                  Our Board of Directors is responsible for our overall management. During the fiscal year ended June 30, 1999, our Board of Directors held one meeting and acted by unanimous written consent twice. Each incumbent director attended at least 75% of all meetings of the Board and committees on which the person served which were held during the year.

                  Our Board of Directors has an audit committee and a compensation committee. The audit committee is composed of Cornelius Roodt and Michael Levy. The audit committee is responsible for recommending annually to the Board of Directors the independent auditors to be retained, reviewing with the independent auditors the scope and results of the audit engagement and establishing and monitoring our financial policies and control procedures. The audit committee held one meeting during fiscal year ended June 30, 1999.

                  The compensation committee is currently composed of Michael Levy and George Garrick. These persons are intended to be non-employee directors within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934. The compensation committee has power and authority with respect to all matters pertaining to compensation payable and the administration of employee benefits, deferred compensation and our stock option plans. The Compensation Committee held no meetings during fiscal year ended June 30, 1999.

COMPENSATION OF DIRECTORS AND NOMINEES

                  Except for Mr. Levy, our directors do not receive fixed compensation for their services as directors other than options to purchase 10,000 shares of our common stock granted to each non-employee director under our 1995 Stock Option Plan. Mr. Levy receives an annual consulting fee of $60,000 and options to purchase 10,000 shares of our common stock for every year of service as a director. However, directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties.

                             EXECUTIVE COMPENSATION

         The following summary compensation table sets forth the aggregate compensation we paid or accrued to our Chief Executive Officer and to the Managing Director and Chief Financial Officer of our subsidiary, First South African Holdings (Pty.) Ltd., during the fiscal years ended June 30, 1997, June 30, 1998 and June 30, 1999. Apart from Mr. Kabatznik, whose annual salary is $180,000, and Mr. Roodt, whose annual salary is $150,000, none of our executive officers or any of our subsidiaries received compensation in excess of $100,000.


                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------------------
                                            ANNUAL COMPENSATION                               LONG TERM COMPENSATION
                                      ---------------------------------                -----------------------------------
                             FISCAL
NAME AND                      YEAR                                      OTHER ANNUAL       RESTRICTED       SECURITIES
PRINCIPAL POSITION           ENDED         SALARY         BONUS         COMPENSATION      STOCK AWARDS      UNDERLYING
                            JUNE 30,                                                                       STOCK OPTIONS
--------------------    ------------  ---------------  ---------------- -------------  -----------------  ----------------
                                              $             $
Clive Kabatznik,                1999       180,000              0          ---               ---            5,000
President and Chief             1998       180,000        170,509          ---               ---          255,000
Executive Officer               1997       135,000        195,142          ---               ---          210,000


Cornelius J. Roodt,             1999       150,000              0          ---               ---            5,000
Managing Director and           1998       150,000        170,509          ---               ---          255,000
Chief Financial                 1997       150,000        195,142          ---               ---          155,000
Officer of First South
African Holdings
(Pty.) Ltd.



         The options granted to Mr. Kabatznik and Mr. Roodt during fiscal year ended June 30, 1999 were granted under our 1995 Stock Option Plan and represent, in each case, an option to purchase 5,000 shares of our common stock which is currently exercisable at an exercise price of $2.19 per share.

         The options granted to Mr. Kabatznik during fiscal year ended June 30, 1998 represent:

                  o an option granted under our 1995 Stock Option Plan to purchase 5,000 shares of our common stock which is currently exercisable at an exercise price of $6.00 per share; and

                  o a non-plan option granted by our Board of Directors to purchase 250,000 shares of our common stock which is currently exercisable at an exercise price of $4.75.

         The options granted to Mr. Roodt during fiscal year ended June 30, 1998 represent:

                  o an option granted under our 1995 Stock Option Plan to purchase 5,000 shares of our common stock which is currently exercisable at an exercise price of $6.00 per share; and

                  o a non-plan option granted by our Board of Directors to purchase 250,000 shares of our common stock at an exercise price of $4.75, which option is currently exercisable with respect to 150,000 shares and has been exercised with respect to 100,000 shares.

         The options granted to Mr. Kabatznik during fiscal year ended June 30, 1997 represent:

                  o an option granted under our 1995 Stock Option Plan to purchase 5,000 shares of our common stock which is currently exercisable at an exercise price of $3.75 per share; and

                  o an option granted under our 1995 Stock Option Plan to purchase 205,000 shares of common stock at an exercise price of $5.00 per share, which option is currently exercisable with respect to 166,666 shares of our common stock.

        The options granted to Mr. Roodt during fiscal year ended June 30, 1997 represent:

                  o an option granted under our 1995 Stock Option Plan to purchase 5,000 shares of our common stock which is currently exercisable at an exercise price of $3.75 per share; and

                  o an option granted under our 1995 Stock Option Plan to purchase 150,000 shares of our common stock at an exercise price of $2.00 per share, which option is currently exercisable with respect to 23,333 shares and has been exercised with respect to 80,000 shares.

        In July 1999, Mr. Roodt exercised options to acquire 80,000 shares of our common stock at an exercise price of $2.00. In December 1999 and January 2000, Mr. Roodt exercised options to acquire an aggregate of 100,000 shares of our common stock at an exercise price of $4.75.

 OPTIONS GRANTED IN FISCAL 1999

         The following table sets forth the details of options to purchase common stock we granted to our executive officers during fiscal year ended June 30, 1999, including the potential realized value over the 5 year term of the option based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock. Each option is immediately exercisable.


                                              OPTIONS GRANTED
                                              ---------------


                                                                                                POTENTIAL REALIZABLE
                              NUMBER OF      PERCENT OF TOTAL       PER                        VALUE AT ASSUMED ANNUAL
                             SECURITIES             TO           SHARE                           RATE OF STOCK PRICE
                             UNDERLYING        EMPLOYEES IN       EXERCISE                          APPRECIATION
NAME                           OPTIONS         FISCAL YEAR         PRICE      EXPIRATION DATE     FOR OPTION TERM
----                           -------         -----------         -----      ---------------     ---------------
                                                                                                   5%          10%
                                                                                                  ---          ---
Clive Kabatznik..........      5,000               50.00%        $2.19       April 29, 2004      $3,025       $6,685
Cornelius J. Roodt.......      5,000               50.00%        $2.19       April 29, 2004      $3,025       $6,685

         In addition to the foregoing, in August 1999, we granted options to acquire 250,000, 250,000 and 100,000 shares of our common stock to Clive Kabatznik, Pierre Kleinhans and Michael Levy, respectively. Each option vests in three annual installments commencing on August 6, 1999 and is exercisable at an exercise price of $4.06. At that time, our compensation committee also approved an amendment to the vesting schedule of an option to acquire 50,000 shares of our common stock granted to Clive Kabatznik and an option to acquire 70,000 shares of our common stock granted to Cornelius Roodt. Each of these options will vest in three annual installments commencing on August 6, 1999, at an exercise price of $5.00 and $2.00, respectively.

AGGREGATED  OPTION  EXERCISES  IN LAST  FISCAL YEAR AND FISCAL  YEAR-END  OPTION
VALUES

         No options were exercised by any of the above during fiscal year ended June 30, 1999. As discussed above, however, certain options were exercised by Mr. Roodt during fiscal year ending June 30, 2000. The following table sets forth the number of shares of our common stock underlying unexercised options granted by us to our executive officers and the value of those options at June 30, 1999. The value of each option is based on the positive difference, if any, of the closing bid price for our common stock on the Nasdaq National Market on June 30, 1999, or $4.8125, over the exercise price of the option.


                                 NUMBER OF SECURITIES UNDERLYING
                                     UNEXERCISED OPTIONS AT          VALUE OF UNEXERCISED IN THE MONEY
                                         FISCAL YEAR-END                OPTIONS AT FISCAL YEAR-END
                                ---------------------------------- --------------------------------------
NAME OF EXECUTIVE OFFICER         EXERCISABLE      UNEXERCISABLE      EXERCISABLE        UNEXERCISABLE
-------------------------       ---------------  ----------------- -----------------  -------------------
Clive Kabatznik                    420,000           50,000             $34,050                  0

Cornelius J. Roodt                 345,000           70,000            $259,050           $196,875


EMPLOYMENT AGREEMENTS

         First South Africa Management, our management subsidiary, entered into an employment agreement with Clive Kabatznik, our Vice Chairman, President and Chief Executive Officer. The agreement provides for a term commencing on October 1, 1995 and terminating on October 1, 2000. The agreement also provides that Mr. Kabatznik will devote substantially all of his business time, energies and abilities to our business and will receive an annual salary of $180,000. Mr. Kabatznik also received a one time immediately exercisable option to purchase 55,000 shares of our common stock at an exercise price of $5.00 per share. In addition, Mr. Kabatznik was granted an additional option to purchase 150,000 shares of our common stock at an exercise price of $5.00 per share, exercisable after the seventh anniversary following the grant date. However, the vesting of such option will be accelerated as follows:

                  o the option will be exercisable with respect to 50,000 shares on such earlier date that we realize earnings per share of $.75 or more on a fiscal year basis;

                  o the option will be exercisable with respect to an additional 50,000 shares on such earlier date that we realize earnings per share of $1.00 or more on a fiscal year basis; and

                  o the option will be exercisable with respect to an additional 50,000 shares in three successive annual intervals beginning on August 6, 1999.

The option has vested with respect to 100,000 shares as a result of our realization of the applicable earnings per share requirements. We intend, during the term of Mr. Kabatznik's employment agreement, to pay Mr. Kabatznik an annual incentive bonus of five percent of the Minimum Pretax Income, as defined in Mr. Kabatznik's employment agreement, above $4,000,000, as is reported in our audited financial statements for each fiscal year in which Mr. Kabatznik is employed, exclusive of certain extraordinary earnings or charges. In November 1998, Mr. Kabatznik agreed to a non-competition agreement with First South African Holdings (Pty.) Ltd. In exchange for his agreement, Mr. Kabatznik received 2,000,000 shares of First Lifestyle Holdings.

         First South African Holdings (Pty.) Ltd. has entered into an employment agreement with its Managing Director and Chief Financial Officer, Cornelius J. Roodt. The agreement provides for a term commencing on July 1, 1996 and terminating in June 2001. The agreement provides that Mr. Roodt will devote substantially all of his business time, energies and abilities to our business and will receive an annual salary of $150,000. Mr. Roodt also received a one time option to purchase 150,000 shares of our common stock at an exercise price of $2.00 per share. The option to purchase 150,000 shares of our common stock is exercisable after the fifth anniversary following the grant date. However, the vesting of such option will be accelerated as follows:

                  o the option will be exercisable with respect to 30,000 shares on such earlier date that we realize earnings per share of $.75 or more on a fiscal year basis;

                  o the option will be exercisable with respect to an additional 50,000 shares on such earlier date that we realize earnings per share of $1.00 or more on a fiscal year basis; and

                  o the option will be exercisable with respect to an additional 70,000 shares in three successive annual intervals beginning on August 6, 1999.

The option has vested with respect to 80,000 shares as a result of our realization of the applicable earnings per share requirements. We intend, during the term of Mr. Roodt's employment agreement, to pay Mr. Roodt an annual incentive bonus of four percent of the Minimum Pretax Income, as defined in Mr. Roodt's employment agreement, above $5,000,000, as is reported in our audited financial statements for each fiscal year in which Mr. Roodt is employed, exclusive of certain extraordinary earnings or charges. In November 1998, Mr. Roodt entered into a non-competition agreement with First South African Holdings (Pty.) Ltd. In exchange for his agreement, Mr. Roodt received 2,000,000 shares of First Lifestyle Holdings.

         LPI Limited, our online travel services subsidiary, entered into an employment agreement with Pierre Kleinhans, the Chief Executive Officer of LPI Limited. The agreement provides for a term commencing on June 1, 1999 and terminating on December 31, 2003, subject to certain extension terms. The agreement, as recently amended, provides that Mr. Kleinhans will devote all of his time during normal business hours to our online travel service business and will receive an annual salary of $200,000. Mr. Kleinhans also received a one time immediately exercisable option to purchase 250,000 shares of LPI Limited at an exercise price of the lower of $2.43 per share or 20% of the price at which shares of LPI Limited are offered to third parties during any initial public offering.

STOCK OPTION PLAN

         Our Board of Directors has adopted and our shareholders, prior to our initial public offering, approved our 1995 Stock Option Plan. Our 1995 Stock Option Plan provides for the grant of:

                  o options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 to key employees; and

                  o options not intended to so qualify to key employees, including our directors and officers, and to directors and consultants who are not employees.

The total number of shares of our common stock for which options may be granted under our 1995 Stock Option Plan is 850,000 shares.

         Our 1995 Stock Option Plan is administered by the compensation committee of our Board of Directors. The compensation committee will determine the terms of options exercised, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under our 1995 Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee or his legal representatives.

         The exercise price of incentive stock options under our 1995 Stock Option Plan must be at least equal to 100% of the fair market value of such shares on the date of grant, or 110% of fair market value in the case of an optionee who owns or is deemed to own stock possessing more than 10% of the voting rights of our outstanding capital stock. The term of each option will be established by the compensation committee, in its sole discretion. However, the maximum term for each incentive stock option granted under our 1995 Stock Option Plan is ten years, or five years in the case of an optionee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of our outstanding capital stock. Options will become exercisable at such times and in such installments as the compensation committee will provide in the terms of each individual option. The maximum number of shares for which options may be granted to any individual in any fiscal year is 210,000.

         Our 1995 Stock Option Plan also contains an automatic option grant program for our directors. Each of our non-employee directors is automatically granted an option for 10,000 shares of our common stock. In addition, each of our non-employee directors is automatically granted an option to purchase 10,000 shares of our common stock following each annual meeting of shareholders. Each employee director is automatically granted an option for 5,000 shares of our common stock. In addition, each of our employee directors is automatically granted an option to purchase 5,000 shares of our common stock following each annual meeting of shareholders. Each grant has an exercise price per share equal to the fair market value of our common stock on the grant date, is immediately exercisable and has a term of five years measured from the grant date, subject to earlier termination if an optionee's service as a Board member is terminated for cause.

         We have granted options to purchase 590,000 shares of our common stock under our 1995 Stock Option Plan, 110,000 of which have been exercised.

NON-PLAN STOCK OPTIONS

         We have granted non-plan stock options to purchase 1,100,000 shares of our common stock, 500,000 of which were granted at an exercise price of $4.75 per share and 600,000 of which were granted at $4.06 per share. Options with respect to 100,000 shares of our common stock have been exercised pursuant to the foregoing non-plan stock options.

PERFORMANCE GRAPH

         The following graph compares the cumulative return to holders of our common stock for the period commencing January 24, 1996 and ending June 30, 1999 with the Nasdaq Index and the Standard & Poor's Conglomerate Index as a peer group index for the same period. The comparison assumes $100 was invested on January 24, 1996 in our common stock and in each of the comparison groups. We have paid no dividends to shareholders to date.


                         JAN-96    MAR-96     JUN-96       SEP-96       DEC-96      MAR-97     JUN-97      SEP-97
LPHL STOCK PRICE            100     62.50        115          120           80       107.5        175         175

NASDAQ COMPOSITE         100.00    103.92     111.82       115.77       121.82      115.28     136.07      159.06
INDEX

S&P CONGLOMERATE            100    103.94     102.91       100.04       100.38      105.51     113.33      119.76
INDEX

                         DEC-97    MAR-98     JUN-98       SEP-98       DEC-98      MAR-99     JUN-99

LPHL STOCK PRICE         126.25    151.25      83.76        18.76        18.76       43.76      96.26

NASDAQ COMPOSITE         148.17    173.21     178.78       159.83       204.47      232.25     253.41
INDEX

S&P CONGLOMERATE         132.98    151.66     159.39       136.79       176.24      199.49     197.02
INDEX


                               PERFORMANCE CHART


                       [ PERFORMANCE GRAPH APPEARS HERE ]

                         COMPENSATION COMMITTEE'S REPORT
                        CONCERNING EXECUTIVE COMPENSATION

OVERVIEW

         Executive compensation determinations are made by our compensation committee through consultation with our Board of Directors and other members of management. We seek to provide executive compensation that will support the achievement of our financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, we may review executive compensation surveys and other available information and may from time to time consult with independent compensation consultants. During fiscal year ended June 30, 1999, our compensation committee consisted of Michael Levy and George Garrick.

         We seek to provide an overall level of compensation to our executives that is competitive within our industry and/or the industries of our various subsidiaries, and other companies of comparable size and complexity. Compensation in any particular case may vary from any industry average on the basis of our annual and long-term performance as well as individual performance. We exercise our discretion to set compensation where in our judgment external, internal or individual circumstances warrant it.

         In general, we compensate our executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. In addition, executive officers participate in benefit plans, including medical, dental and retirement plans, that are available generally to our employees and/or employees of our subsidiaries.

         Our duties include the granting of stock options under our 1995 Stock Option Plan and, if necessary, outside of that plan to our executive employees. We feel that options are an effective incentive for our management to create value for our stockholders, since the value of an option bears a direct relationship to our stock price. We determine the number of shares granted to individuals, as well as, among other things, the exercise price and vesting periods of such options, taking into account each individual's level of responsibility, compensation level, contribution to our performance, future goals and the performance expected of him or her.

EXECUTIVE OFFICER COMPENSATION

         One of our wholly owned subsidiaries, First South Africa Management Corp., has entered into an Employment Agreement with Clive Kabatznik, which agreement is currently in effect and expires in October 2000. See "Executive Compensation--Employment Agreements." First South Africa Management Corp. is also currently paying Michael Levy $60,000 per year on a monthly basis for consulting services. Another one of our wholly owned subsidiaries, First South African Holdings (Pty.) Ltd., has entered into an Employment Agreement with Cornelius J. Roodt, which agreement is currently in effect and expires in June 2001. See "Executive Compensation--Employment Agreements." Our online travel services subsidiary, LPI Limited, has entered into an employment agreement with Pierre Kleinhans, which agreement expires in December 2003. See "Executive Compensation--Employment Agreement." The base salary, bonuses, benefits and conditions of these contracts were determined through a review of previous employment terms for these individuals, if any, as well as a review of the recent trends in our revenues and profits and the expected contribution of these individuals to our future growth and profitability. We believe that the base salary levels currently in effect are competitive to salary levels in similarly situated companies. In addition, in certain instances, we linked employees' compensation directly to our earnings before interest and taxes.

         We believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to our shareholders, executives are rewarded commensurably. We believe that compensation levels during fiscal year ended June 30, 1999 adequately reflect our compensation goals and policies.


                                                      Respectfully submitted,

                                                      /s/
                                                      Michael Levy
                                                      /s/
                                                      George Garrick


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         There are no interlocks or insider participation with any of our executive directors or with any member of our compensation committee.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and furnish copies of those reports to us. Based solely on a review of the copies of the reports furnished to us to date, or written representations that no reports were required, we believe that all reports required to be filed by such persons with respect to our fiscal year ended June 30, 1999 were timely made, except for a Statement of Changes in Beneficial Ownership (Form 4) filed by Mr. Levy.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         LPI Limited, our online travel services subsidiary, entered into an agreement with InfoSpace.com, Inc. in June 1999. Chris Matty, one of our directors, is an officer of InfoSpace. The agreement with InfoSpace is for a three year term and provides that InfoSpace can post promotional banners on its web site infospace.com with links to leisureplanet.com. InfoSpace agreed to deliver a minimum number of click-throughs to leisureplanet.com for each year. InfoSpace has also agreed to launch a travel service on its home page incorporating leisureplanet.com travel content and travel engines, as well as integrate our travel engine into various aspects of InfoSpace's content. In addition to the obligation of LPI Limited to make quarterly cash payments over the term, InfoSpace also received a warrant to purchase 720,000 shares of our common stock. The warrant is exercisable at a price of $.01 per share and vests in six (6) successive quarters beginning on September 30, 1999. During fiscal year ended June 30, 1999, LPI Limited issued the foregoing warrant to InfoSpace and made cash payments to InfoSpace of $480,000. During fiscal year ending June 30, 2000, LPI Limited will make cash payments of approximately $480,000 to InfoSpace.

--------------------------------------------------------------------------------

                                   PROPOSAL 2
                 TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                   COMMON STOCK FROM 23,000,000 TO 50,000,000
--------------------------------------------------------------------------------

         Our Board of Directors has approved an increase in the number of authorized shares of our common stock from 23,000,000 to 50,000,000. Our Board of Directors has also authorized our officers to file, if stockholder approval of this proposal 2 is obtained, a Memorandum of Increase of Share Capital with the Registrar of Companies of Bermuda reflecting such increase, at which time the increase will be effective.

PURPOSES AND CERTAIN POSSIBLE EFFECTS OF INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         We have no present plans to issue any of the additional shares authorized by this proposed amendment. We do, however, continue to periodically explore and negotiate additional financing, including financing of our online travel services subsidiary, LPI Limited, and acquisitions of other companies, products and assets. Our Board of Directors believes that if authorization for the increase were postponed until a particular need arises, we would not then have the degree of flexibility in negotitaions which may be important to the effective use of such shares.

         Although it is not the purpose of the proposed increase in our authorized shares and our Board of Directors is not aware of any pending or proposed effort to acquire control of us, the additional authorized but unissued share of our common stock also could be used by our Board of Directors to discourage, delay or make more difficult a change in control. For example, our Board of Directors could permit issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination with another company. Other than this proposal, the Board of Directors does not currently contemplate recommending the adoption of any other proposals that could be construed to affect the ability of third parties to take over or effect a change in control.

         This proposal will not affect the rights of existing holders of our common stock except to the extent that further issuance of our common stock will reduce each existing stockholder's proportionate ownership.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL.

--------------------------------------------------------------------------------
                                   PROPOSAL 3
                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

                  The firm of PricewaterhouseCoopers Inc audited our financial statements for the fiscal year ended June 30, 1999. The Board of Directors has, subject to ratification by our stockholders, appointed that firm to act as our independent public accountants for the fiscal year ending June 30, 2000. Accordingly, management will present to the Annual Meeting a resolution ratifying the appointment of PricewaterhouseCoopers Inc as our independent public accountants for the fiscal year ending June 30, 2000. A representative of PricewaterhouseCoopers Inc is not expected to be present at the Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                               VOTING REQUIREMENTS

                  The affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting will be required to elect each director (Proposal 1), to approve the increase in the authorized number of shares of our common stock from 23,000,000 to 50,000,000 (Proposal 2), and to ratify the appointment of PricewaterhouseCoopers Inc as our independent public accountants for our fiscal year ending June 30, 2000 (Proposal 3). Abstentions, broker non-votes and votes not otherwise cast at the Annual Meeting will not be counted for the purpose of determining the outcome of the vote on Proposals 1, 2 and 3.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED A VOTE IN FAVOR OF EACH NOMINEE NAMED IN THE PROXY AND FOR PROPOSALS 2 AND 3.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

                  Any stockholder proposal intended to be presented at the 2000 Annual Meeting of Stockholders must be received by us not later than December 4, 2000 for inclusion in our proxy statement and form of proxy for that meeting.

SOLICITATION OF PROXIES

                  We are bearing the cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and proxies. We will also reimburse brokers who are holders of record of our common stock for their expenses in forwarding proxies and proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, proxies may be solicited without extra compensation by our directors, officers and employees by telephone, telecopy, telegraph or personal interview.

OTHER MATTERS

                  Management does not intend to bring before the Annual Meeting for action any matters other than those specifically referred to above and is not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the Annual Meeting, the persons named in the proxy intend to vote thereon in accordance with their judgment on such matters or motions, including any matters or motions dealing with the conduct of the Annual Meeting.

                  Our 1999 Annual Report, including financial statements and report thereon of PricewaterhouseCoopers Inc, accompanies this Proxy Statement but is not incorporated in and is not to be deemed a part of this Proxy Statement.

PROXIES

                  All stockholders are urged to fill in their choices with respect to the matters to be voted upon, sign and promptly return the enclosed form of proxy.


                                            By Order of the Board of Directors,

                                            /s/
                                            Dawna Ferguson
                                            Secretary

April 1, 2000

PROXY                                                                     PROXY
                          LEISUREPLANET HOLDINGS, LTD.

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 1, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints, as proxies for the undersigned, CLIVE KABATZNIK and DAWNA FERGUSON, or either of them, with full power of substitution, to vote all shares of the capital stock of Leisureplanet Holdings, Ltd. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Monday, May 1, 2000, at 2:00 p.m., Eastern Daylight Savings Time, at the offices of Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, Ninth Floor, New York, New York, receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned, and at any adjournment or postponement thereof, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before the meeting or any adjournment or postponement thereof, hereby revoking any proxies heretofore given.

         EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. WHERE NO DIRECTION TO VOTE ON A SPECIFIC MATTER IS GIVEN, THE PROXIES WILL BE DEEMED AUTHORIZED TO VOTE FOR EACH LISTED NOMINEE TO SERVE AS A DIRECTOR AND FOR PROPOSALS 2 AND 3.


               PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
                  (Continued and to be signed on reverse side)

                          LEISUREPLANET HOLDINGS, LTD.

                A VOTE FOR EACH NOMINEE AND FOR PROPOSALS 2 AND 3
                    IS RECOMMENDED BY THE BOARD OF DIRECTORS.


1.    ELECTION OF DIRECTORS -                                      For           Withhold          For All
       Nominees: Michael Levy, Clive Kabatznik,                    All              All            Except
        Cornelius J. Roodt, Chris Matty and                        |_|              |_|              |_|
                 _____________________

      _________________________________________
       (Except Nominee(s) written above)

                                                                   FOR            AGAINST          ABSTAIN
2.    To increase the number of authorized shares of our           |_|              |_|              |_|
      common stock from 23,000,000 to 50,000,000.

3.    To ratify the selection of PricewaterhouseCoopers Inc        |_|              |_|              |_|
      as our independent public accountants.

                                                                                          Dated ____________, 2000

                                                                     Signature(s)_______________________________

                                                                     ____________________________________________
                                                                     NOTE: Please sign your name or names exactly
                                                                     as set forth hereon. If signing as attorney,
                                                                     executor,    administrator,    trustee    or
                                                                     guardian,  please  indicate  the capacity in
                                                                     which you are  acting.  Proxies  executed by
                                                                     corporations  should  be  signed  by a  duly
                                                                     authorized   officer  and  should  bear  the
                                                                     corporate seal.


--------------------------------------------------------------------------------
                      (DELTA) FOLD AND DETACH HERE (DELTA)
                             YOUR VOTE IS IMPORTANT.
 PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.